UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         ______________________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): April 8, 2005


                                     0-17771
                            (Commission File Number)


                         ______________________________


                     FRANKLIN CREDIT MANAGEMENT CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Delaware
                            (State of Incorporation)

                                   75-2243266
                      (IRS Employer Identification Number)


                     Six Harrison Street, New York, NY 10013
              (Address of registrant's principal executive office)


                                 (212) 925-8745
                         (Registrant's telephone number)


                         ______________________________

Item 1.01   Entry into a Material Definitive Agreement.

     Please see Item 5.02(c) below for a description of the material terms of an employment agreement, entered into April 13, 2005, with an effective date of March 28, 2005, by and between the Company and Paul D. Colasono, who was appointed to the position of Chief Financial Officer, effective April 11, 2005.


Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On April 8, 2005, Alan Joseph resigned from his position as Chief Financial Officer and Executive Vice President of Franklin Credit Management Corporation (the "Company"), in order to pursue other business interests.

(c) On April 11, 2005, the Company appointed Paul D. Colasono, 58, to the position of Chief Financial Officer of the Company. On April 14, 2005, the
Company  will  issue a press  release,  a copy of which is  attached  hereto  as
Exhibit  99.1,   announcing  Mr.   Colasono's   appointment  and  Mr.  Joseph's
resignation.

     Mr. Colasono has more than 30 years of experience in banking and mortgage banking in a broad range of senior management positions. Since 2003, Mr. Colasono has served as an independent business consultant providing strategic and financial consulting services. From September 1997 until September 2001, Mr. Colasono served as Vice President and Controller of GE Capital Mortgage Services Corporation. From February 1981 until September 1997, Mr. Colasono was employed by The Dime Savings Bank of New York ("Dime Bank") in a variety of executive and senior management positions. From April 1994 until September 1997, Mr. Colasono held the titles of Senior Vice President, Chief Administrative Officer and Chief Financial Officer of Dime Bank's mortgage banking business. From November 1990 until April 1994, Mr. Colasono served as the President and Chief Executive Officer of The Dime Savings Bank of New Jersey, a subsidiary of Dime Bank. Mr. Colasono began his career with The Chase Manhattan Bank, and earned both his MBA and Bachelor of Science degree in accounting from St. John's University.

     The employment agreement between the Company and Mr. Colasono was entered into on April 13, 2005, with an effective date of March 28, 2005. Pursuant to the employment agreement, Mr. Colasono will serve as the Chief Financial Officer and Executive Vice President of the Company. Mr. Colasono's employment term runs from the effective date of the employment agreement until its termination by the Company or Mr. Colasono.

     Under the employment agreement, Mr. Colasono is entitled to a base salary of $250,000, subject to adjustment by the Board of Directors, and to participate in an executive bonus pool of 10% of the after tax consolidated net profits of the Company in excess of $500,000, subject to adjustment of the size of the bonus pool in the reasonable discretion of the Board of Directors. Mr. Colasono will be entitled to a targeted bonus in the amount of $150,000, prorated for the period of his actual employment for 2005 and subject to the reasonable discretion of the Board of Directors. Determination of the actual amount of Mr. Colasono's bonus for 2005 will depend, as to 80% of the targeted amount, upon the financial performance of the Company and as to 20% of the targeted amount upon Mr. Colasono's personal performance. Additionally, Mr. Colasono will receive a housing allowance of $1,500 per month.

     In connection with his entry into the employment agreement, the Company agreed to grant Mr. Colasono 17,000 shares of restricted stock of the Company, of which 2,000 vested upon grant, 5,000 vest on March 28, 2006, 5,000 vest on March 28, 2007 and 5,000 vest on March 28, 2008, if Mr. Colasono is then employed by the Company. Any unvested shares of restricted stock vest immediately upon occurrence of a change of control (as defined in the employment agreement) or Mr. Colasono's death or disability. Except under those circumstances, any unvested shares of restricted stock will be forfeited to the Company in the event of a termination of Mr. Colasono's employment with the Company. Mr. Colasono agreed to make an 83(b) election with respect to the restricted shares and the Company agreed to reimburse Mr. Colasono for any federal, state or local taxes due from having made such election at his incremental tax rate.

     Pursuant to the employment agreement, the Company may terminate Mr. Colasono's employment with or without cause (as defined in the employment agreement) and Mr. Colasono may terminate it with or without good reason (as defined in the employment agreement). If Mr. Colasono is terminated by the Company without cause or Mr. Colasono terminates his employment for good reason, or his employment terminates as a result of his death or disability (as defined in the employment agreement), Mr. Colasono will be entitled to severance, including a lump sum payment equal to his salary for a specified period and, at his option, either continued health benefits during the specified period or a lump sum payment equal to the medical insurance premiums that would be payable by the Company in respect of such specified period. If the termination occurs prior to a change in control (as defined in the employment agreement) the specified period will be (i) three months if the termination occurs prior to September 1, 2005, (ii) six months if it occurs thereafter but prior to September 1, 2006 and (iii) twelve months if it occurs thereafter. If the termination occurs following a change in control, the specified period will be
(i) six months if the termination occurs prior to September 1, 2005, (ii) twelve months if it occurs thereafter but prior to September 1, 2006 and (iii) eighteen months if it occurs thereafter.

     Under the employment agreement, Mr. Colasono is subject to covenants not to compete and not to solicit customers or employees of the Company for certain periods specified therein.

     There are no family relationships between Mr. Colasono and any director or officer of the Company.

Item 9.01      Financial Statements and Exhibits

(c)   Exhibits

      Exhibit No.     Description

         99.1 Press Release, dated April 14, 2005, entitled "Paul Colasono Joins Franklin Credit Management as Chief Financial Office"

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                     FRANKLIN CREDIT MANAGEMENT CORPORATION


                                          By:       /s/ Jeffrey R Johnson
                                          Name:         Jeffrey R Johnson
                                          Title:    Chief Executive Officer

Date:  April 14, 2005

Exhibit 99.1

For Immediate Release


Contact:  Jeffrey Johnson, CEO
Franklin Credit Management Corporation
(212) 925-8745
jjohnson@franklincredit.com


           PAUL COLASONO JOINS FRANKLIN CREDIT MANAGEMENT CORPORATION
                           AS CHIEF FINANCIAL OFFICER

     NEW YORK, New York (April 14, 2005) - Franklin Credit Management Corporation (OTC BB: FCSC), a specialty consumer finance company primarily engaged in the acquisition, origination, servicing and resolution of performing, subperforming and nonperforming residential mortgage loans, today announced that Paul D. Colasono has joined the Company's executive management team as Chief Financial Officer.


     Mr. Colasono has thirty years of management experience in finance, accounting, controllership, strategic planning, and mergers and acquisitions in the retail banking and mortgage banking industry. From 2003 to present, he was an independent business consultant providing strategic and financial consulting services. From 1997 through 2001, he was Vice President and Controller at GE Capital Mortgage Services Corporation, with responsibility for all accounting, controllership, treasury and capital markets functions.


     From 1981 until 1997, Mr. Colasono served in various management capacities at The Dime Savings Bank of New York. From 1994 to 1997, he was Senior Vice President, Chief Administrative Officer and Chief Financial Officer of the mortgage banking division. From 1990 through 1994, Mr. Colasono was President and CEO of the Dime Savings Bank of New Jersey, a subsidiary of The Dime Savings Bank of New York. From 1984 to 1990, he served as Executive Vice President / Director of Strategic Planning, and from 1982 to 1984 he was First Senior Vice President and Controller of the Dime Savings Bank of New York


     Mr. Colasono began his career at The Chase Manhattan Bank, N.A. in 1969, and earned his MBA and BS (Accounting) degrees from St. John's University.


     "We are delighted to welcome Paul to our executive team as the Company's new Chief Financial Officer," commented Jeffrey Johnson, Chief Executive Officer of Franklin Credit Management Corporation. "We look forward to Paul playing a key role in formulating and executing our growth strategy within the non-prime mortgage industry."


     The Company also announced that Alan Joseph has resigned from his position as CFO in order to pursue other business interests. "Alan has been a terrific CFO and contributed greatly to the performance of Franklin Credit Management during the past several years," noted Johnson. "More importantly, Alan has been a great friend to the Franklin family, and we wish him the best in his future endeavors."


                  About Franklin Credit Management Corporation



     Franklin Credit Management Corporation (together with its wholly-owned subsidiaries, the "Company") is a specialty consumer finance company primarily engaged in the acquisition, origination, servicing and resolution of performing, subperforming and nonperforming residential mortgage loans. The Company acquires mortgage loans, generally in pools at discounts from their aggregate contractual balances, from a variety of mortgage bankers, banks, and other specialty finance companies, and, through its wholly-owned subsidiary, Tribeca Lending Corp., also originates subprime mortgage loans. Real estate is acquired in foreclosure or otherwise and is also generally acquired at a discount relative to the appraised value of the asset. The Company conducts its business from its executive and main office in New York City and through its website www.franklincredit.com. Its common stock trades on the OTC Bulletin Board under the symbol "FCSC".


Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in forward-looking statements made by the Company. These factors include, but are not limited to: (i) unanticipated changes in the U.S. economy, including changes in business conditions such as interest rates, and changes in the level of growth in the finance and housing markets; (ii) the status of relations between the Company and its sole Senior Debt Lender and the Senior Debt Lender's willingness to extend additional credit to the Company;
(iii) the availability for purchases of additional loans; (iv) the availability of sub-prime borrowers for the origination of additional loans; and (v) other risks detailed from time to time in the Company's SEC reports. Additional factors that would cause actual results to differ materially from those projected or suggested or suggested in any forward-looking statements are contained in the Company's filings with the Securities and Exchange Commission, including, but not limited to, those factors discussed under the caption "Real Estate Risk" in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which the Company urges investors to consider. The Company undertakes no obligation to publicly release the revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events, except as other wise required by securities and other applicable laws. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the results on any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



                   For further information, please contact:

 Jeffrey Johnson, CEO of Franklin Credit Management Corporation at 212-925-8745